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                            EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is entered into as of February 21, 1997 by and between Joseph Salamunovich, an individual ("Executive"), and Aftermarket Technology Corp., a Delaware corporation (the "Company").

          WHEREAS, the Company desires to retain the services of Executive as Vice President and General Counsel of the Company and Executive is willing to provide such services on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the Company and Executive agree as follows:

     1.   EMPLOYMENT BY THE COMPANY AND TERM.

          (a) FULL TIME AND BEST EFFORTS. Subject to the terms set forth herein, the Company agrees to employ Executive as Vice President and General Counsel and Executive hereby accepts such employment. During the term of his employment with the Company, Executive will devote his full time, best efforts and attention to the performance of his duties hereunder and to the business and affairs of the Company.

          (b) DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then-current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board") and the Company's Chief Executive Officer, including performing duties for such affiliates as the Board may specify.

          (c) COMPANY POLICIES. The employment relationship between the parties shall be governed by the general employment policies and practices of the Company, including but not limited to those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

          (d) TERM. The initial term of employment of Executive under this Agreement shall begin as of the date (the "Effective Date") that Executive commences full time employment with the Company, which date shall occur not later than March 31, 1997 and end on the third anniversary of the Effective Date (such period, the "Initial Term"), subject to the provisions for termination set forth herein and renewal as provided in Section 1(e).

          (e) RENEWAL. Unless the Company shall have given Executive notice that this Agreement shall not be renewed at least 90 days prior to the end of the Initial Term, the term of this Agreement shall be automatically extended for a period of one year, such procedure to be followed in each such successive period. Each extended term shall continue to be subject to the provisions for termination set forth herein.

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     2.   COMPENSATION AND BENEFITS.

          (a) SALARY. Executive shall receive for services to be rendered hereunder an annual base salary of $165,000 (the "Base Salary") payable on a monthly basis, subject to increase at the sole discretion of the Board, and subject to standard withholdings for taxes and social security and the like. The Board shall review Executive's salary on an annual basis and may, in its sole discretion, increase Executive's salary, taking into consideration Executive's performance and scope of responsibilities.

          (b) PARTICIPATION IN BENEFIT PLAN. During the term hereof, Executive shall be entitled to participate in any group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. The Company may, in its sole discretion and from time to time, establish additional senior management benefit programs as it deems appropriate. Executive understands that (i) any such plans may be modified or eliminated in the Company's discretion in accordance with applicable law, and (ii) he is not eligible to participate in the Company's medical plan until he has been employed by the Company for 90 days. The Company agrees to reimburse Executive for up to $500 per month of the costs incurred by Executive to maintain medical health care coverage during the foregoing 90 day period under the COBRA features of Executive's current medical health care plan.

          (c) VACATION. Executive shall be entitled to a period of annual vacation time equal to that provided to managers of equal position by the Company's policies and procedures regarding vacation, but in any event not less than four weeks per year. The days selected for Executive's vacation must be mutually agreeable to the Company and Executive.

          (d) 401(K) PLAN. To the extent legally permitted, Executive shall be entitled to place a portion of his Base Salary into a 401(K) or other qualified deferred tax annuity plan of the Company or, if the Company does not have such a plan, of any such plan of any of the Company's subsidiaries, as may be designated by Executive. The Company shall make contributions to Executive's 401(K) account consistent with its contribution policy in place from time to time with respect to senior management generally.

          (e)  MOVING COSTS.

               (i) The Company shall reimburse Executive for his (i) reasonable costs of up to three trips with his wife to the Chicago area to locate housing and (ii) household goods transfer costs incurred in connection with moving his residence from Studio City, California to the Chicago area in accordance with standard Company policy. All such costs for which Executive is entitled to reimbursement under this Section 2(e)(i) shall be documented in accordance with the Company's expense reimbursement policies.

               (ii) In addition, Executive will be paid on the Effective Date cash in the amount of $50,000, subject to standard withholdings for taxes and social security and the like, to cover all other incidental moving costs, PROVIDED that if Executive ceases to be employed


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by the Company prior to the first anniversary hereof pursuant to Section 5(a)
or (b), Executive shall be required to repay to the Company such amount in cash.

     3.   OPTION AND BONUS PLANS.

          (a) PARTICIPATION. During the term hereof, Executive shall be eligible to participate in any stock option plan and any bonus or incentive plan of the Company currently made available by the Company to executive employees of the Company or which may be made available in the future to executive employees of the Company, subject to and on a basis consistent with the terms, conditions and administration of any such plan. Executive understands that any such plan may be modified or eliminated in the Company's discretion in accordance with applicable law and that the Board shall have discretion to determine the number and terms of options granted to Executive in the future, if any.

          (b) OPTIONS. Executive shall be entitled to receive stock options ("Options") under the Company's 1997 Stock Option Plan to purchase 35,088 shares of the Company's Common Stock (the "Common Stock"). The Options will be "incentive stock options" if and to the extent permitted under the Internal Revenue Code and shall have the following terms:

               (i) VESTING. The Options shall vest for so long as Executive shall be employed under this Agreement as follows: (x) one-third on the first anniversary of the Effective Date; (y) one-third on the third anniversary of the Effective Date; and (z) one-third on the fifth anniversary of the Effective Date.

               (ii) EXERCISE PRICE. The Options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant of the Options, which grant shall occur not later than thirty (30) days after the Effective Date..

               (iii) DURATION. The Options shall expire ten (10) years from the Effective Date, subject to the terms of the 1997 Stock Option Plan.

The Common Stock underlying the Options shall be subject to the terms and conditions of the Stockholders Agreement currently in effect with respect to the Common Stock, a copy of which has been provided to Executive. Executive agrees to execute a copy of such Stockholders Agreement concurrently with the execution hereof.

          (c) BONUSES. During each year of the term hereof, Executive shall be eligible to participate in such Bonus Plan as may be adopted by the Board in its sole discretion, which discretion shall include discretion as to the terms and conditions under which Executive may be entitled to receive a bonus thereunder. The maximum bonus which Executive may earn in any such year may not exceed 50% of his then annual base salary.

     4. REASONABLE BUSINESS EXPENSES AND SUPPORT. Executive shall be reimbursed for documented and reasonable business expenses in connection with the performance of his duties hereunder. Executive shall be furnished reasonable office space, assistance and facilities.


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     5.   TERMINATION OF EMPLOYMENT.  The date on which Executive's employment by the Company ceases, under any of the following circumstances, shall be defined herein as the "Termination Date."

          (a)  TERMINATION FOR CAUSE.

               (i) TERMINATION; PAYMENT OF ACCRUED SALARY AND VACATION. The Board may terminate Executive's employment with the Company at any time for cause, immediately upon notice to Executive of the circumstances leading to such termination for cause. In the event that Executive's employment is terminated for cause, Executive shall receive payment for all accrued salary and vacation time through the Termination Date, which in this event shall be the date upon which notice of termination is given. The Company shall have no obligation to pay severance of any kind nor to make any payment in lieu of notice.

               (ii) DEFINITION OF CAUSE. "CAUSE" means the occurrence or existence of any of the following with respect to Executive, as determined by the Board at its sole discretion: (a) a material breach by Executive of the terms of his employment or of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates which has not been approved by the Board, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given Executive written notice thereof; (b) the repeated material breach by Executive of any duty referred to in clause (a) above as to which at least one written notice has been given pursuant to such clause (a);
(c) any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its affiliates; (d) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (e) any intentional damage of a material nature to any property of the Company or any of its affiliates; (f) the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance which, in the reasonable determination of the Board, in any case described in this clause (f), renders Executive unfit to serve in his capacity as an officer or employee of the Company or its affiliates; (g) conduct by Executive which in the reasonable determination of the Board demonstrates gross unfitness to serve in his capacity as an officer or employee of the Company or its affiliates; or (h) failure of Executive to relocate his residence to the Chicago, Illinois metropolitan area by August 31, 1997.

          (b) VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment with the Company at any time upon 45 days prior written notice, after which no further compensation of any kind or severance payment will be payable under this Agreement.

          (c) TERMINATION UPON DISABILITY. The Company may terminate Executive's employment in the event Executive suffers a disability that renders Executive unable, as determined in good faith by the Board, to perform the essential functions of his position, even with reasonable accommodation, for four months within any eight-month period. In the event that Executive's employment is terminated pursuant to this Section 5(c), Executive shall receive payment for all accrued salary, vacation time and benefits under benefit plans of the Company through the Termination Date. The Company shall also pay to Executive a prorated bonus based


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upon the then applicable bonus plan in an amount equal to the bonus that would otherwise be paid for the fiscal year in which Executive is terminated, multiplied by a fraction, the numerator of which is the number of days that Executive was employed during such year, and the denominator of which is 365, it being understood that such prorated bonus will be payable in accordance with the normal bonus payment policy of the Company, but in no event later than April 30 of the year following the fiscal year in which Executive's employment is terminated. After the Termination Date, which in this event shall be the date upon which notice of termination is given, no further compensation of any kind or severance or other payment of any kind will be payable under this Agreement. All benefits provided under Section 2(b) shall be extended, at Executive's election and cost, to the extent permitted by the Company's insurance policies and benefit plans, for one year after Executive's Termination Date, except as required by law (E.G., COBRA health insurance continuation election). All other benefits provided by the Company to Executive under this Agreement or otherwise shall cease as of the Termination Date.

          (d)  TERMINATION WITHOUT CAUSE.

               (i) TERMINATION PAYMENT DURING THE INITIAL TERM. The Company may terminate Executive's employment without "cause," as defined above, immediately upon notice to Executive. In the event Executive's employment is terminated without "cause," the Company shall pay Executive as severance an amount equal to 12 months of his then base salary, less standard withholdings for tax and social security purposes, payable over such 12-month term in monthly PRO RATA payments commencing as of the Termination Date plus any applicable PRO RATA earned bonus.

               (ii) TERMINATION PERIOD AFTER THE INITIAL TERM. In the event that the term of this Agreement is extended pursuant to Section 1(e) hereof (an "Extension Period") and during such Extension Period Executive's employment is terminated without "cause," as defined above, the Company shall pay Executive as severance an amount equal to 12 months of his then base salary, less standard withholdings for tax and social security purposes, payable over such 12-month term in monthly PRO RATA payments commencing as of the Termination Date.

               (iii) FUNDAMENTAL CHANGES. In the event that the Company makes a substantial change which results in diminution in Executive's duties, authority, responsibility or compensation without performance or market justification, he may terminate his employment; PROVIDED, HOWEVER, that Executive shall provide the Company 15 days' notice prior to any such termination and the Company shall have until the end of such 15-day period to cure such diminution. A termination in such circumstances shall be treated as a Company termination without cause and Executive shall be entitled to the same severance payments provided in Sections 5(d)(i) and 5(d)(ii), as applicable.

               (iv) CONDITIONS TO PAYMENT OF SEVERANCE AMOUNTS. Notwithstanding the foregoing, the Company's obligation to pay Executive any of the foregoing severance amounts shall be conditioned upon Executive's continued compliance with Sections 6, 7 and 8 below during the term of such severance payment period.


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               (v)  BENEFITS UPON TERMINATION.  All benefits provided under
Section 2(b) shall be extended, at the Company's election and cost, to the extent permitted by the Company's insurance policies and benefit plans, for one year after Executive's Termination Date, except as required by law (e.g., COBRA health insurance continuation election).

          (e) TERMINATION UPON DEATH. If Executive dies prior to the expiration of the term of this Agreement, the Company shall (i) continue coverage of Executive's dependents (if any) under all benefit plans or programs of the type listed above in Section 2(b) for a period of 12 months, and (ii) pay to Executive's estate the accrued portion of Executive's salary and vacation time and benefits that Executive is then entitled to receive under benefit plans of the Company through the Termination Date, less standard withholdings for tax and social security purposes. The Company shall have no obligation to make any other payment, including severance or other compensation, of any kind (including, without limitation, any bonus or portion thereof that otherwise may have become due and payable to Executive with respect to the year in which such Termination Date occurs). All other benefits provided by the Company to Executive under this Agreement or otherwise shall cease as of the Termination Date.

     6.   PROPRIETARY INFORMATION OBLIGATIONS.

          During the term of employment under this Agreement, Executive will have access to and become acquainted with the Company's confidential and proprietary information, including but not limited to information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications (collectively "Proprietary Information"). Executive shall not disclose any of the Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company. All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment and no copies thereof shall be kept by Executive; PROVIDED, HOWEVER, that Executive shall be entitled to retain documents reasonably related to his interest as a shareholder and any documents that were personally owned or acquired.

     7. NONINTERFERENCE. While employed by the Company and for a period of one year thereafter, Executive agrees not to interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other employer.


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     8.   NONCOMPETITION.  Executive agrees that during the term of this
Agreement and for a period of 18 months after the termination hereof, he will not, without the prior consent of the Company, directly or indirectly, have an interest in, be employed by, be connected with, or have an interest in, as an employee, consultant, officer, director, partner, stockholder or joint venturer, in any person or entity owning, managing, controlling, operating or otherwise participating or assisting in any business that is similar to or in competition with the business of the Company (i) during the term of this Agreement, in any location, and (ii) for the five year period following the termination of this Agreement, in any state in which the Company was conducting business at the date of termination of Executive's employment and continues to do so thereafter; PROVIDED, HOWEVER, that the foregoing shall not prevent Executive from being a stockholder of less than 1% of the issued and outstanding securities of any class of a corporation listed on a national securities exchange or designated as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc.

     9.   MISCELLANEOUS.

          (a) NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telecopy or telex) or the third day after mailing by first class mail to the recipient at the address indicated below:

     To the Company:

       Aftermarket Technology Corp.
       33309 First Way South
       Suite A-206
       Federal Way, Washington 98003
       Attention: Stephen J. Perkins
       Facsimile: (206) 838-1841

     To Executive:

       Joseph Salamunovich
       4538 Kraft Avenue
       Studio City, California  91602
       Facsimile:  (818) 762-1053

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) SEVERABILITY. If any term or provision (or any portion thereof) of this Agreement is determined by a court to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions (or other portions thereof) of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision (or any portion


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thereof) is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be modified so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby and the terms and provisions hereof are fulfilled to the greatest extent possible.

          (c) ENTIRE AGREEMENT. This document, together with the stock option agreement evidencing the Options, constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          (d) COUNTERPARTS. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of the Company.

          (f) ATTORNEYS FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach therefore, the prevailing party shall be entitled to reasonable attorneys' fees, as well as costs and disbursements, in addition to any other relief to which he or it may be entitled.

          (g) AMENDMENTS. No amendments or other modifications to this Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (h) CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          (i) INTERPRETATION. In interpreting this Agreement, all terms shall be construed in accordance with their fair meaning and not strictly against any party as the drafter hereof.


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     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


                                            /s/ Joseph Salamunovich
                                      ------------------------------------
                                                Joseph Salamunovich



                                       AFTERMARKET TECHNOLOGY CORP.

                                      By:     /s/ Stephen J. Perkins
                                         ---------------------------------
                                                 Stephen J. Perkins
                                              Chief Executive Officer


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